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                                                                    EXHIBIT 10.1

                               Letter of Intent

This Letter of Intent is made by and between Duquesne Light Company of Pennsylvania and Telenetics Corporation of California, in order to set forth the general conditions for delivery of interface cabinet equipment to Duquesne Light, and to authorize Telenetics to begin incurring the costs necessary to proceed.

Duquesne Light is currently engaged in an automated meter reading and outage reporting project. Telenetics is the manufacturer of an AlphaMeter Interface Cabinet (AMIC) to be used for wired and wireless communications between multiple and single metering sites connected through a central host processing unit to provide automated reading of ABB Alpha meters in Duquesne's service area.

Duquesne Light hereby agrees to purchase 12,000 to 16,000 units of AMIC's in three different configurations, conditioned on the performance of 30 units (10 of each configuration) to be delivered for testing on or about June 15, 1998. The price per unit, price basis and conditions of sale are set forth in Telenetics letters dated May 22 and May 27, 1998 (copies attached hereto).

Duquesne Light will assign a purchase order number by May 29, 1998, and the parties agree to work out details of the master purchase agreement by June 12, 1998, including the following issues:

          Shipment Schedule
          Progress Payment Plan
          Acceptable Payment Terms
          Flexible Number of Each Configuration

Duquesne Light and Telenetics also agree to discuss a long term strategic marketing alliance to promote this product and other products they may choose, in Pennsylvania and the six states contiguous states. Details of such Agreement are to be worked out by June 12, 1998.

Provided that all other terms and conditions are defined in a timely manner, Telenetics will make its best effort to meet the following delivery schedule:

          1,000 units of Model AMIC-I, by July 3, 1998.
          400 units of Model AMIC-III, by July 10, 1998.
          400 units of Model AMIC-II, by July 17.
          An agreed mix of Models 1, 11 & III per week thereafter at a rate necessary to complete all deliveries by November 15, 1998.

Based on the foregoing, Duquesne Light authorizes Telenetics to proceed with purchasing the parts and materials needed to begin the manufacturing and delivery of AMIC units.

Signed on this 28th day of May, 1998 by:

/s/ MICHAEL ARMANI                                  /s/ KENNETH M. SHAFFER
--------------------                                ---------------------------
Michael Armani                                      Kenneth M. Shaffer
President                                           General Manager
Telenetics Corporation                              Duquesne Light